Exhibit 5.1

1114 Avenue of the Americas, 23rd Floor
New York, New York 10036.7703 USA

P. 212.880.6000 | F. 212.682.0200

79 Wellington St. W., 30th Floor

Box 270, TD South Tower

Toronto, Ontario M5K 1N2 Canada

P. 416.865.0040 | F. 416.865.7380

www.torys.com

March 14, 2025

Fairfax Financial Holdings Limited

95 Wellington Street West, Suite 800

Toronto, Ontario

M5J 2N7, Canada

Allied World Assurance Company Holdings, Ltd

27 Richmond Road

Pembroke

HM 08, Bermuda

RE: Registration Statement on Form F-4

Ladies and Gentlemen:

We have acted as special Ontario and New York counsel for Fairfax Financial Holdings Limited, a corporation organized under the laws of Canada (“FFH”) and Allied World Assurance Company Holdings, Ltd, a limited company formed under the laws of Bermuda (“AWAC”, and together with FFH, the “Registrants”) in connection with the joint filing by the Registrants of a Registration Statement on Form F-4 (the “Registration Statement”) with the U.S. Securities and Exchange Commission on the date hereof for the purpose of registering under the U.S. Securities Act of 1933, as amended (the “Securities Act”), the proposed exchange offer of $600,000,000 aggregate principal amount of 6.100% Senior Notes due 2055 to be issued by the Registrants and which will be registered pursuant to the Registration Statement (the “Exchange Notes”) in exchange for $600,000,000 aggregate principal amount of the Registrants’ outstanding 6.100% Senior Notes due 2055 that had been originally issued in a private offering pursuant to Rule 144A (“Rule 144A”) under the Securities Act (the “Initial Notes” and together with the Exchange Notes, the “Notes”).

FFH issued the Initial Notes pursuant to an indenture, dated as of December 1, 1993, as supplemented and amended by the first supplemental indenture dated May 9, 2011 and the third supplemental indenture dated February 26, 2021 (as amended, the “Base Indenture”), among FFH, The Bank of New York Mellon, as successor U.S. trustee (the “U.S. Trustee” or the “Trustee”), and Computershare Advantage Trust of Canada (formerly BNY Trust Company of Canada) (as successor trustee to CIBC Mellon Trust Company), as successor Canadian trustee (the “Canadian Trustee” and, together with the U.S. Trustee, the “Trustees”) in a private transaction that was not subject to the registration requirements of the Securities Act pursuant to Rule 144A. On July 19, 2024, FFH entered into the fourth supplemental indenture by and among FFH, AWAC and the Trustee (the “Fourth Supplemental Indenture”) to add AWAC as a co-obligor of the Initial Notes in accordance with the terms of the Initial Notes, and on March 14, 2025, FFH and AWAC entered into the fifth supplemental indenture by and among FFH, AWAC and the Trustee (the “Fifth Supplemental Indenture” and, together with the Base Indenture and the Fourth Supplemental Indenture, the “Indenture”) to amend the Base Indenture to comply with the U.S. Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) without regard to the exemption provided by Rule 4d-9 thereunder. The Exchange Notes will be issued pursuant to the Indenture by the Registrants.

We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) the Indenture, the Notes and all other documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof when executed and delivered by the parties thereto, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and directors and officers of the Registrants that we reviewed were and are accurate, (vii) all representations made by the Registrants as to matters of fact in the documents that we reviewed were and are accurate, and (viii) the Indenture and the Notes have been duly authorized by each of the parties thereto (other than FFH). We have also assumed that AWAC is validly existing, has the requisite power to enter into the Indenture and the Notes, and has duly authorized entering into the Indenture and the Notes under the laws of Bermuda.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion, assuming the Indenture has been duly authorized by the Trustees and AWAC, and when the Exchange Notes have been duly executed, issued and delivered by the Registrants, and duly authenticated by the applicable Trustee(s), in exchange for the Initial Notes in the manner contemplated by the Registration Statement and in accordance with the Indenture, such Exchange Notes will constitute valid and binding obligations of the Registrants, enforceable against each of them in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as to (x) the enforceability of any waiver of rights under any usury or stay law, or any provisions for indemnity or contribution or other provisions that may be limited by public policy considerations; or (y) the effect of any applicable bankruptcy, insolvency, moratorium, arrangement or winding-up laws, or fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above.

In connection with the opinion expressed above, we have assumed that (i) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) shall have become effective under the Securities Act and such effectiveness shall not have been terminated or rescinded; (ii) the Registration Statement shall have complied with all applicable laws at the time the Exchange Notes are issued as contemplated by the Registration Statement; and (iii) the Indenture shall have been duly qualified under the Trust Indenture Act. Further, we have assumed that, at or prior to the time of the delivery of the Exchange Notes, (i) all corporate or other action required to be taken by the Registrants to duly authorize the issuance of the Exchange Notes shall remain in full force and effect; (ii) the Indenture and the Exchange Notes are each valid, binding and enforceable agreements of each party thereto (other than as expressly covered above in respect of the Registrants); and (iii) there shall not have occurred any change in law affecting the validity or enforceability of the Indenture or the Exchange Notes. We have also assumed that the execution, delivery and performance by the Registrants of the Exchange Notes whose terms are established subsequent to the date hereof (a) require no action by or in respect of, or filing with, any governmental body, agency or official and (b) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon any of the Registrants.

We are qualified to practice law in the Province of Ontario and the State of New York, and we do not express any opinion with respect to the laws of any jurisdiction other than (a) the laws of the Province of Ontario (and the federal laws of Canada applicable therein) and (b) the laws of the State of New York, in each case, in force at the date of this opinion letter.  Notwithstanding the foregoing and our opinion above, we express no opinion with respect to the compliance or non-compliance with applicable privacy laws in connection with the Indenture or the issuance and exchange of the Notes. All opinions expressed in this letter concerning the laws of the Province of Ontario (and the federal laws of Canada applicable therein) have been given by members of the Law Society of Ontario and all opinions expressed in this letter concerning the laws of New York have been given by members of the Bar of the State of New York.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Torys LLP